AMENDMENT TO RIGHTS AGREEMENT

                  THIS AMENDMENT TO RIGHTS AGREEMENT (this "Amendment") is entered into as of August 23, 1996, by and between SPRECKELS INDUSTRIES, INC. (doing business as YALE INTERNATIONAL, INC.), a Delaware Corporation (the "Company"), and CHASEMELLON SHAREHOLDER SERVICES, L.L.C. (formerly CHEMICAL MELLON SHAREHOLDER SERVICES, L.L.C.) (the "Rights Agent"), amending the Rights Agreement, dated as of November 11, 1995, as amended, between the Company and the Rights Agent (the "Rights Agreement").

                            Recitals of the Company:

                  The Company has duly authorized the execution and delivery of this Amendment, and all things necessary to make this Amendment a valid agreement of the Company have been done. This Amendment is entered into pursuant to Section 27(iii) of the Rights Agreement permitting the Company and the Rights Agent, prior to the Distribution Date (as defined in the Rights Agreement) to change or supplement any provision thereunder in any manner which the Company may deem necessary or desirable.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

                  1.  Defined Terms.  Terms defined in the Rights
Agreement and used herein shall have the meanings given to them in the Rights Agreement.

                  2. Amendments to Section 1. (a) Section 1(a) of the Rights Agreement is amended to add the following sentence at the end thereof:

                  "Notwithstanding anything in this Agreement to the contrary, neither CMC nor any affiliate of CMC shall be deemed to be an Acquiring Person solely by reason of the execution and delivery of the Merger Agreement or the consummation of the Offer, the Merger or any other transactions contemplated by the Merger Agreement."

                  (b) Section 1 of the Rights Agreement is amended to add the following provisions at the end thereof:

                  "(m)  For purposes of this Agreement:

                'CMC' shall mean Columbus McKinnon Corporation, a
                              New York corporation;

                'Merger Agreement' shall mean the Agreement and Plan of Merger dated August 24, 1996 among CMC, L


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                  Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of CMC, and the Company, as amended from time to time in accordance with its terms;

                'Merger' shall have the meaning assigned to such
                        term in the Merger Agreement; and

                 'Offer' shall have the meaning assigned to such
                         term in the Merger Agreement."

                  3. Amendment of Section 24. Section 24 of the Rights Agreement is amended to add the following Section (e):

                  "(e) Notwithstanding anything in this Agreement to the contrary, all Rights hereunder shall expire upon the consummation of the Offer, provided that the Minimum Condition (as defined in the Merger Agreement) shall have been satisfied."

                  4. Effectiveness. This Amendment shall be deemed effective as of August 23, 1996 as if executed on such date.
Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

                  5. Miscellaneous. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed an original and all such counterparts shall together constitute but one and the same instrument.


                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


Attest:                                   SPRECKELS INDUSTRIES, INC.

[Seal]


____________________________              By:___________________________
Title:                                       Title:

Attest:                                   CHASEMELLON SHAREHOLDER
                                             SERVICES, L.L.C.
[Seal]


_____________________________             By:___________________________
Title:                                       Title: